Exhibit 10.2

MITCHMAR ATLANTA PROPERTIES, INC.

151 Sunnyside Boulevard
Plainview, New York 11803
(516) 349-7100

First amendment to the lease dated July 13, 1989 between Mitchmar Delaware Properties, Inc. and Sid Tool Co., Inc. covering the property located at 6700 Discovery Boulevard, Mableton, GA.

First, the size of the building is increased from 236,738 sq. ft. to approximately 376,738 sq. ft. by virtue of a 140,000 sq. ft. warehouse additional constructed by the owner.

Second, by virtue of the increase in size of the building paragraph 43 of the rider to the lease is amended effective September 1, 1996 as follows:

The annual rent is increased to $1,220,292.00 in equal monthly installments of $101,691.00.

All other terms and conditions of the lease remain the same.

Mitchmar Properties, Inc.                               Sid Tool Company, Inc.

by:___________________________________                by:___________________________________
   T.R. Eccleston                                     Shelley Boxer
Vice President                                    Vice President

Date: 8/10/1996                                                                    Date: Aug. 10, 1996